Exhibit 99.1

WISCONSIN ENERGY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED
CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma consolidated condensed statement of operations set forth below gives effect to the sale of WICOR, Inc. (WICOR) as if the disposition had occurred on January 1, 2003. The unaudited pro forma consolidated condensed balance sheet assumes the sale took place as of June 30, 2004 and includes adjustments to reflect an estimated $140 million after-tax gain on the sale of WICOR. This pro forma adjustment has not been made to the pro forma consolidated condensed statements of operations as it will not have a continuing impact on our results of operations.

The pro forma adjustments are based upon presently available information and estimates and assumptions described herein and in the notes to the unaudited pro forma consolidated condensed financial statements. The pro forma gain on the sale of WICOR is based upon the net book value of the net assets sold as of June 30, 2004. We have included this pro forma financial information as required by the Securities and Exchange Commission. This information is not necessarily indicative of the results that would have been reported had the disposition actually occurred on the dates specified, nor is it indicative of the results that may be obtained in the future.

The unaudited pro forma consolidated condensed financial information is based on our historical consolidated financial statements, and should be read in conjunction with the audited consolidated financial statements and related notes thereto included in our 2003 Annual Report on Form 10-K and the consolidated condensed financial statements in our Quarterly Report on Form 10-Q for the period ended June 30, 2004.
WISCONSIN ENERGY CORPORATION PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET JUNE 30, 2004 (Unaudited)

		Pro Forma Adjustments		Pro Forma
	Historical	Amount	Note	Adjusted
Assets	(Millions of Dollars)
Property, Plant and Equipment
In service	$8,435.9	$ -		$8,435.9
Accumulated depreciation	(3,139.5)	-		(3,139.5)

	5,296.4	-		5,296.4
Construction work in progress	422.0	-		422.0
Leased facilities, net	101.8	-		101.8
Nuclear fuel, net	67.6	-		67.6

Net Property, Plant and Equipment	5,887.8	-		5,887.8

Investments	947.4	-		947.4

Current Assets
Cash and cash equivalents	21.4	871.0	2	892.4
Accounts receivable	329.2	-		329.2
Accrued revenues	111.2	-		111.2
Materials, supplies and inventories	312.8	-		312.8
Assets held for sale	957.9	(957.9)	2	-
Other	158.3	-		158.3

Total Current Assets	1,890.8	(86.9)		1,803.9

Deferred Charges and Other Assets
Regulatory assets	662.4	-		662.4
Goodwill, net	441.9	-		441.9
Other	98.1	115.0	2	213.1

Total Deferred Charges and Other Assets	1,202.4	115.0		1,317.4

Total Assets	$9,928.4	$28.1		$9,956.5

Capitalization and Liabilities

Capitalization
Common equity	$2,398.7	$ 140.0	2	$2,538.7
Preferred stock of subsidiary	30.4	-		30.4
Long-term debt	3,367.2	-		3,367.2

Total Capitalization	5,796.3	140.0		5,936.3

Current Liabilities
Long-term debt due currently	168.6	-		168.6
Short-term debt	609.0	-		609.0
Accounts payable	227.9	17.5	2	245.4
Accrued liabilities	84.3	23.0	2	107.3
Liabilities held for sale	272.4	(272.4)	2	-
Other	135.6	120.0	2	255.6

Total Current Liabilities	1,497.8	(111.9)		1,385.9

Deferred Credits and Other Liabilities
Regulatory liabilities	884.0	-		884.0
Asset retirement obligations	750.4	-		750.4
Deferred income taxes - long-term	615.3	-		615.3
Other	384.6	-		384.6

Total Deferred Credits and Other Liabilities	2,634.3	-		2,634.3

Total Capitalization and Liabilities	$9,928.4	$28.1		$9,956.5

WISCONSIN ENERGY CORPORATION PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS SIX MONTHS ENDED JUNE 30, 2004 (Unaudited)

		Pro Forma Adjustments		Pro Forma
	Historical	Amount	Note	Adjusted
	(Millions of Dollars, Except Per Share Amounts)

Operating Revenues	$1,782.3	$ -		$1,782.3

Operating Expenses
Fuel and purchased power	296.4	-		296.4
Cost of gas sold	515.3	-		515.3
Other operation and maintenance	510.9	-		510.9
Depreciation, decommissioning
and amortization	160.8	-		160.8
Property and revenue taxes	43.8	-		43.8

Total Operating Expenses	1,527.2	-		1,527.2

Operating Income	255.1	-		255.1

Other Income, Net	15.0	-		15.0

Financing Costs	104.9	-		104.9

Income From Operations
Before Income Taxes	165.2	-		165.2

Income Taxes	61.9	-		61.9

Income from Operations	$103.3	$ -		$103.3

Earnings Per Share
Basic	$0.87	-		$0.87
Diluted	$0.86	-		$0.86

Weighted Average Common
Shares Outstanding (Millions)
Basic	118.2	-		118.2
Diluted	119.9	-		119.9

WISCONSIN ENERGY CORPORATION PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS TWELVE MONTHS ENDED DECEMBER 31, 2003 (Unaudited)

		Pro Forma Adjustments		Pro Forma
	Historical	Amount	Note	Adjusted
	(Millions of Dollars, Except Per Share Amounts)

Operating Revenues	$4,054.3	($746.1)	1	$3,308.2

Operating Expenses
Fuel and purchased power	570.8	-		570.8
Cost of gas sold	863.3	-		863.3
Cost of goods sold	557.6	(557.6)	1	-
Other operation and maintenance	1,051.5	(117.3)	1	934.2
Depreciation, decommissioning
and amortization	332.3	(2.6)	1	329.7
Property and revenue taxes	82.4	-		82.4
Asset valuation charges, net	45.6	-		45.6

Total Operating Expenses	3,503.5	(677.5)		2,826.0

Operating Income	550.8	(68.6)		482.2

Other Income, Net	43.5	(1.3)	1	42.2

Financing Costs	214.9	(1.1)	1	213.8

Income From Operations
Before Income Taxes	379.4	(68.8)		310.6

Income Taxes	135.1	(24.9)	1	110.2

Income from Operations	$244.3	($43.9)		$200.4

Earnings Per Share
Basic	$2.09	-		$1.71
Diluted	$2.06	-		$1.69

Weighted Average Common
Shares Outstanding (Millions)
Basic	117.1	-		117.1
Diluted	118.4	-		118.4

WISCONSIN ENERGY CORPORATION
NOTES TO PRO FORMA CONSOLIDATED CONDENSED
FINANCIAL STATEMENTS
(Unaudited)

Pro Forma Adjusting Entries

(1) Income Statement: The historical December 31, 2003 consolidated condensed statement of operations has been adjusted to eliminate the operations of WICOR, Inc. (WICOR) as if the disposition occurred on January 1, 2003. No adjustment is necessary to the consolidated condensed statement of operations for the six months ended June 30, 2004 as the disposition of WICOR, Inc. had previously been reported as discontinued operations in those financial statements. Certain corporate overheads reported in the manufacturing segment continue to exist following the sale and are reported in continuing operations. Certain other corporate costs are directly attributable to the discontinued operations.

(2) Balance Sheet: The historical consolidated condensed balance sheet, which reflects WICOR, Inc. as a discontinued operation has been adjusted to show the impact of the sale as if the sale occurred on June 30, 2004. The impacts are calculated as follows:

Preliminary cash proceeds	$ 871.0
Net book value WICOR as of June 30, 2004	685.5
Estimated Other Current Liabilities	23.0
Estimated selling costs	17.5

Estimated pre-tax gain	145.0

Estimated Current Income Taxes	120.0
Estimated Deferred Income Tax Benefit	(115.0)

Estimated after-tax gain	$ 140.0

(3) Impact of Use of Proceeds on Operations: In February 2004, we announced that we expected to receive $740 million of proceeds from this transaction, after expenses and taxes. We announced that we would use the proceeds to retire long-term debt, trust preferred securities and short-term debt. In addition, we announced that we would purchase up to $50 million of our common stock under an existing stock repurchase program.

In anticipation of the closing of the WICOR sale, we redeemed $200 million of Trust Preferred Securities in March 2004. This redemption was financed with short-term debt.  In addition, we repurchased approximately $31 million of our common stock from February 2004 until June 30, 2004 which was financed with short-term debt. In August, we announced that we would initiate the redemption of Senior Notes under a make-whole provision of the notes.

The accompanying pro forma income statements do not reflect any impacts for the expected use of proceeds for the sale. We believe that it is meaningful to disclose our estimate of the reduction of interest expense and lower shares outstanding as a result of the redemption of debt and the repurchase of common stock. We will assume that the WICOR sale was completed on January 1, 2003, and that the net proceeds were used as follows:
    Redemption of $200 million of Trust Preferred Securities 6.875%
    Redemption of $300 million of Senior Notes 5.875%
    Repurchase of $50 million of Common Stock at a price of $25.20 per share
    Retirement of $175 million of Short-term debt

Using these assumptions, and excluding the one-time costs associated with the redemption of the Trust Preferred Securities and the Senior Notes, we estimate that the pro-forma diluted earnings per share for the year ended December 31, 2003 would have been $1.92 per share, and the pro-forma diluted earnings per share for the six months ended June 30, 2004 would have been $0.98 per share.